                                                                    EXHIBIT 99.3


OBI Management's Discussion and Analysis of Financial Conditions and Results of Operations


Organization

     OBI is a California Subchapter S Corporation incorporated on March 10, 1989. OBI is owned 50% each by two individual shareholders. Michael R. Forman and James J. Cotter. OBI invests in live stage show performance theatre properties in the City of New York.

     OBI owns the Orpheum Theatre. During 1998, the owners of OBI transferred the leasehold interest in the Union Square Theatre and during 1999 transferred the fee interest in the Minetta Lane Theatre. As part of the transfer of the Minetta Lane Theatre, a note payable relating to this theatre was contributed to the capital of OBI. These transfers were made from an entity with common ownership and, accordingly, have been recorded at historical costs. OBI's financial statements reflect the transfers as if they occurred prior to the beginning of 1998.

     The financial information discussed herein may not necessarily reflect the combined results of operations, financial position and cash flows of OBI in the future or what they would have been had it been a separate, stand-alone entity for the period presented.

Results of Operations

     During November 1999, OBI started managing the theatre operations and began transferring the accounting responsibilities to an affiliated company; a third party management company formerly was responsible for these duties. Specifically, OBI began booking the theatres and entering into contracts and the affiliated company began paying the production companies' licensing fees and paying direct operating expenses. Until November 1999, OBI had engaged a management company, which was responsible for booking the theaters, entering into contracts with and paying the production companies' licensing fees, collecting cash from ticket sales and paying direct operating expenses. Due to the management change in November 1999, beginning with the quarter ended March 30, 2000, OBI no longer records net revenue received from its management company for the theatre operations but presents gross revenues and expenses in its Statement of Operations. For reporting periods prior to March 30, 2000, OBI recorded the net revenue received from the third party management company.

Quarter Ended June 29, 2000 versus July 1, 1999

     For the quarters ended June 29, 2000 and July 1, 1999, the theatre properties gross theatre box office revenues were $2,271,000 and $2,498,000, respectively. After paying the theatres' production companies share of the gross theatre box office revenue, theatre-operating revenues were $784,000 and $885,000 for the quarters ended June 29, 2000 and July 1, 1999,

     For the quarter ended June 30, 2000, the theatre operating revenues of $784,000 were reported. For the quarter ended July 1, 1999, the net revenues from Management Company of $558,000 were reported. The net theatre revenues $558,000 are comprised of the $885,000 in theatre operating revenues less $327,000 in direct operating expenses that were paid by the third party management company.

     For the quarters ended June 29, 2000 and July 1, 1999, the theatre operating costs, including onsite management fees, increased from $63,000 to $437,000. $327,000 of this increase was due to operating expenses paid by the management company for the quarter ended July 1, 1999 being netted against theatre operating revenues.

     For the quarters ended June 29, 2000 and July 1, 1999, OBI's net income
(loss) amounted to ($92,000) and $88,000, respectively. The decrease in net income for the 2000 quarter was principally attributable to a $91,000 decrease in theatre revenue, and a $47,000 increase in operating costs and expenses, a 22,000 increase in general and administrative expenses provided by an affiliated company, and a $30,00 increase in legal fees related to a litigation that ended in February 1999. The decrease in theatre revenue in the 2000 period was principally due to the mix of live stage shows playing in each of the three theatres in the quarter ended June 29, 2000 versus the quarter ended July 1, 1999. The increase in operating costs and expenses was due to an increase in theatre operating wage expenses. Rent expense was higher due to a June 1999 rent increase.

Six Months Ended June 29, 2000 versus July 1, 1999

     For the six months ended June 29, 2000 and July 1, 1999, the theatre properties gross theatre box office revenues were $5,121,000 and $7,333,000, respectively. After paying the theatres' production companies share of the gross theatre box office revenue, theatre-operating revenues were $1,706,000 and $1,825,000 for the six months ended June 29, 2000 and July 1, 1999, respectively.

     For the six months ended June 29, 2000, the theatre operating revenues of $1,706,000 were reported. For the six months ended July 1, 1999, the net revenues from Management Company of $1,186,000 were reported. The net theatre revenues are comprised of the $1,825,000 in theatre operating revenues less $639,000 in direct operating expenses that were paid by the third party management company.

     For the six months ended June 29, 2000 and July 1, 1999, the theatre operating costs, including onsite management fees, increased from $121,000 to $934,000. $639,000 of this increase was due to operating expenses paid by the management company for the six months ended July 1, 1999 being netted against theatre operating revenues.

     For the six months ended June 29, 2000 and July 1, 1999, OBI's net income
(loss) amounted to ($12,000) and $58,000, respectively. The decrease in net income for the 2000 quarter was principally attributable to a $119,000 decrease in theatre revenue, and a $165,000 increase in operating costs and expenses, offset by a $50,000 decrease in general and administrative expenses provided by an affiliated company and a $196,00 decrease in legal fees related to a litigation that ended in February 1999 and a $32,000 increase in litigation related to the current six month period. The decrease in theatre revenue in the 2000 period was principally due to the mix of live stage shows playing in each of the three theatres in the six months ended June 29, 2000 versus the six months ended July 1, 1999. The increase in operating costs and expenses was due to an increase in bonus fee due OBI management and an increase in theatre operating wage expenses. Rent expense was higher due to a June 1999 rent increase. In the six months ended July 1, 1999, general and administrative expenses included $196,000 for legal fees in connection a litigation that ended in February 1999, in which OBI was the plaintiff.

Year Ended December 30, 1999 versus Year Ended December 31, 1998

     The theatre properties' gross theatre box office revenues were $14,283,000 and $10,993,000 for the years ended December 30, 1999 and December 31, 1998, respectively. After paying the theatres' production companies share of the gross theatre box office revenue, theatre-operating revenues were $3,844,000 and $3,206,000 for the years ended December 30, 1999 and

December 31, 1998, respectively. As OBI had engaged a management company until November 1999, OBI did not record the revenues and expenses of the management company, but recorded the net revenue received of $2,582,000 and $1,916,000, respectively. The increase in net revenues from year to year resulted from a mix change in live shows in 1999 compared to 1998.

     Operating costs, including onsite management fees, increased from $308,000 for the year ended December 31, 1998 to $379,000 for the year ended December 31, 1999. As a percentage of net revenues from the management company, operating costs were comparable for 1998 and 1999.

     Rent expense increased from $209,000 in 1998 to $224,000 in 1999. Rent expense was higher due to the lease for one theatre being extended and assigned to OBI in June 1998 from an affiliated company.

     General and administrative expenses deceased from $322,000 in 1998 to $305,000 in 1999. In 1999, general and administrative expenses included $225,000 for legal fees in connection with the merger of OBI. In 1998, general and administrative expenses included $257,000 in legal fees in connection with a litigation in which OBI was a plaintiff. The litigation matter was resolved in 1999.

     General and administrative expenses for services provided by an affiliated company increased from $460,000 in 1998 to $1,200,000 in 1999. In 1999,
$400,000 in general and administrative fees due to an affiliate was charged to each of the three theatres. In 1998, general and administrative fees due to an affiliate were charged $400,000 to the Orpheum theatre, $60,000 to Minetta Lane theatre and $0 to the Union Square theatre. These general and administrative fees are based on theatre performance.

     Depreciation and amortization increased from $88,000 in 1998 to $104,000 in 1999. The increase resulted from increased depreciation and amortization of assets placed in service in 1999.

     Tax expense was $74,000 in 1998 and 1999. In 1999 tax expense was comprised of state taxes, as OBI was a Subchapter S corporation. In 1998, one of the company's subsidiaries was a C corporation for part of the year. Accordingly, 1998 tax expense is comprised of state taxes and federal taxes for the portion of the year OBI's subsidiary was a C corporation.

Business Plan, Capital Resources and Liquidity of OBI

Six Months Ended June 29, 2000

     Cash totaled $677,000 at June 29,2000 and 228,000 at July 1, 1999. As part of the transferring of the management duties mentioned above, OBI had control of the cash collected from the ticket sales of the upcoming shows. For the six months ended 1999, the managing agent had control of this cash, which therefore was not reflected in OBI's financial statements.

     OBI expects that its source of funds in the near term will come primarily from its operations of the live show theatres in New York City. Management believes that the Company's source of funds will be sufficient to meet its operational cash flow requirements for the foreseeable future.

Fiscal 1999


     Cash totaled $1,071,000 at December 30, 1999 as compared to $86,000 at December 31, 1998. As part of the transferring of the management duties mentioned above, OBI at December 30, 1999 had control of the cash that was collected in advance for the live shows. In 1998, the managing agent had control of this cash, which therefore was not reflected on OBI financial statements.

     Cash flows from operating activities were $362,000 in 1998 compared to $1,180,000 in 1999. The increase relates primarily to reduction in trade and other receivables, increase in accounts payable and receipt of cash collected in advance as discussed above.

     Cash flows used in investing activities relate to purchases of property, equipment and improvements and amounted to $53,000 in 1998 compared to $195,000 in 1999.

       Cash flows used in financing activities are comprised solely of a distribution to shareholders of $305,000 in 1998.

     OBI expects that its source of funds in the near term will come primarily from its operations of the live show theatres in New York City.

     Management of OBI believe that existing cash balances and funds generated from operations will be sufficient to satisfy the Company' cash requirements for its existing operations for at least the next twelve months.

                          CITADEL HOLDING CORPORATION
              PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)
                        SIX MONTHS ENDED JUNE 30, 2000


                                                                                                             Proforma
                                                     Citadel          OBI           Adjustments             Consolidated
                                                    ---------------------------------------------------------------------
     Revenues                                       $ 1,207            1,706                                      2,913
     Operating expenses                                 942                                141                    2,801
                                                                       1,718                     (A)
                                                    ---------------------------------------------------------------------
     Operating income                               $   265           $  (12)            $(141)                 $   112
                                                    ---------------------------------------------------------------------

     Non-operating income (expense)                    (641)               -                                       (641)
                                                    ---------------------------------------------------------------------
     Earnings before minority interest and taxes    $  (376)          $  (12)            $(141)                 $  (529)
                                                    ---------------------------------------------------------------------

     Minority interest                                   (3)               -                 -                       (3)
                                                    ---------------------------------------------------------------------
     Earnings before taxes                          $  (379)          $  (12)            $(141)                 $  (532)
                                                    ---------------------------------------------------------------------

     Taxes                                              (76)               -                 -   (B)                (76)
                                                    ---------------------------------------------------------------------
     Net earnings                                   $  (455)          $  (12)            $(141)                 $  (608)
                                                    =====================================================================

     Basic earnings per share                        ($0.05)                                                     ($0.06)
                                                    =====================================================================

     Diluted earnings per share                      ($0.05)                                                     ($0.06)
                                                    =====================================================================

(A) Adjustment represents the amortization of the goodwill and capitalized transaction costs for the six months ended June 30, 2000.

(B) Adjustment represents what the income tax expense would have been if OBI had been a C-corporation instead of being a more tax favorable S-corporation during the six months ended June 30, 2000 and had taxable income.

(C) Earnings per share has been calculated based on 7,958,379 shares of Class A and 1,989,585 shares of Class B common stock, which includes the $10,000,000 stock issuance.

                          CITADEL HOLDING CORPORATION
                 PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 2000

                                                                                                 Pro Forma
                                                                           --------------------------------------------------
                                                                              Acquisition          Offering
                                                          Citadel     OBI     Adjustments         Adjustments        Combined
                                                       ----------------------------------------------------------------------
ASSETS
------
Cash and cash equivalents                                $ 21,440    $  677                           $  (709)  (E)  $ 21,408
Investment in marketable securities                         2,269         -                                             2,269
Prepaid expenses and other current assets                   1,375       315                                             1,690
                                                       ----------------------------------------------------------------------
            Total current assets                         $ 25,084    $  992       $     -                            $ 25,367
                                                       ----------------------------------------------------------------------
Rental properties, less accumulated depreciation            7,624         -                                             7,624
Property,  equipment and improvements                           -     2,448         3,654   (A)                         6,102
Investment in shareholder affiliate                         7,000         -                                             7,000
Equity investment in and advances to Agriculture            2,206         -                                             2,206
Partnerships
Goodwill                                                        -         -         3,709   (B)                         3,709
Capitalized transaction costs                                   -         -           150   (C)                           150
Other assets                                                4,236         4                                             4,240
                                                       ----------------------------------------------------------------------
            Total assets                                 $ 46,150    $3,444       $ 7,513             $     -        $ 56,398
                                                       ======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities
Accounts payable and accrued liabilities                    2,017       709           150                (709)  (E)     2,167
Current portion of mortgage note payable                      145                                                         145
                                                       ----------------------------------------------------------------------
             Total current liabilities                   $  2,162    $  709       $   150             $  (709)       $  2,312
                                                       ----------------------------------------------------------------------
Minority interest in consolidated affiliate                    53                                                          53
Other long-term liabilities                                   407        98                                               505
Long-term portion of mortgage note payable                 10,798                                                      10,798
                                                       ----------------------------------------------------------------------
            Total liabilities                            $ 13,420    $  807       $   150             $  (709)       $ 13,668
                                                       ----------------------------------------------------------------------
Stockholders' Equity

Class A Nonvoting Common Stock, par value $.01,                54                      26   (D)                            80
100,000,000 shares authorized, 5,335,913 issued &
outstanding
Class B Voting Common Stock, par value $.01,                   13        20             7   (D)                            20
20,000,000 shares authorized, 1,333,969 issued &
outstanding
                                                                                      (20)  (D)
Additional paid-in capital                                 59,603       349         9,967   (D)                        69,570
                                                                                     (349)  (D)
Accumulated deficit                                       (24,899)    2,268        (2,268)  (D)                       (24,899)
Accumulated other comprehensive loss                          (43)        -                                               (43)
Note receivable from shareholder                           (1,998)        -                                            (1,998)
                                                       ----------------------------------------------------------------------
                    Total stockholders' equity           $ 32,730    $2,637       $ 7,363             $     -        $ 42,730
                                                       ----------------------------------------------------------------------
         Total liabilities and stockholders'             $ 46,150    $3,444       $ 7,513             $  (709)       $ 56,398
     equity
                                                       ======================================================================

The pro forma balance sheet has been prepared to reflect the acquisition and merger of Off Broadway Theatres, Inc. by Citadel Off Broadway Theatres, Inc., a wholly-owned subsidiary of Citadel Holding Corporation, for $10,000,000 of Citadel Class A and Class B common stock shares. Pro forma adjustments are made to reflect the following:

(A) Increase the carrying value of the real estate assets of Off Broadway Theatres, Inc. to the appraised fair market value at the merger/acquisition date.

(B) To record the difference between the purchase price of $10,000,000 and the fair value of net assets acquired (goodwill).

(C)  The estimated capitalized transaction costs to be paid by Citadel.

(D) 2,622,466 shares of Class A and 655,616 shares of Class B common stock shares issued for this transaction and elimination of historical OBI capital.

(E) Pursuant to the terms of the OBI Merger Agreement, the current accounts payable and accrued liabilities of OBI will be settled by OBI prior to closing of the OBI Merger, thereby reducing the current assets and current liabilities by the same amount.

                          CITADEL HOLDING CORPORATION
              PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)
                               DECEMBER 31, 1999

                                                                                          Profroma
                                                    Citadel     OBI      Adjustments    Consolidated
                                                 ----------------------------------------------------
     Revenues                                         3,952     2,582                         6,534
     Operating expenses                               2,851     2,212       386      (A)      5,449
                                                 ----------------------------------------------------
     Operating income                             $   1,101   $   370    $ (386)          $   1,085
                                                 ----------------------------------------------------

     Non-operating income (expense)                  13,702         -         -      (B)     13,702
                                                 ----------------------------------------------------
     Earnings before minority interest            $  14,803   $   370    $ (386)          $  14,787
and taxes
                                                 ----------------------------------------------------

     Minority interest                                   (7)        -         -                  (7)
                                                 ----------------------------------------------------
     Earnings before taxes                        $  14,796   $   370    $ (386)          $  14,780
                                                 ----------------------------------------------------

     Taxes                                           (5,309)      (74)     (164)     (C)     (5,547)
                                                 ----------------------------------------------------
     Net earnings                                 $   9,487   $   296    $ (550)          $   9,233
                                                 ====================================================
     Basic earnings per share (D)                 $    0.95                               $    0.93
                                                 ====================================================
     Diluted earnings per share (D)               $    0.95                               $    0.93
                                                 ====================================================

(A) Adjustment represents an increase in the amortization of goodwill and capitalized transaction costs, which are being amortized over 10 years.

(B) Included in the OBI's operating expense are the following: (I) $1,200,000 of general and administrative expenses paid to an affiliate; and (ii) $305,000 of legal expenses. The arrangement with the affiliate to provide for general and administrative expenses will terminate upon closing of the acquisition of OBI by Citadel. Thus, such expenses are not expected to continue.

(C) Adjustment represents what income tax expense would have been if OBI had been a C-corporation throughout calendar year 1999, instead of being a more tax favorable S-corporation.

(D) Basic and diluted earning per share were calculated as if the 2,622,466 and 655,616 shares of Class A and Class B common stock shares were issued as of January 1, 1999. The average weighted shares used to calculate the earnings per share was 9,947,641.